Exhibit 3.59

ARTICLE OF AMENDMENT OF BEE RIDGE PLAZA, LLC

FILED 2003 MAY 30

1. This Article amends the Articles of Organization of Bee Ridge Plaza, LLC.

2. The Articles of Organization were filed with the Florida Department of State on May 22, 2003.

3. Article I of the Articles of Organization previously provided as follows:

The name of the limited liability company shall be Bee Ridge Plaza, LLC, and its principal place of business and its mailing address shall be: 7315 Wisconsin Avenue, Suite 205, East Bethesda, MD 20814

4. Article I of the Articles of Organization, as amended, provides as follows:

The name of the limited liability company shall be Bee Ridge Plaza, LLC, and its principal place of business and its mailing address shall be: K&T Acquisition Corp., c/o John Dunham, Esquire, Suite 500, 2 North Tamiami Trail, Sarasota, Florida 34236.

5. Article 4 of the Articles of Organization previously provided as follows:

The limited liability company is to be managed by a manager or managers and the name(s) and address(es) of such manager(s) of the Company are: Asset Capital Corporation, LLC, a Delaware limited liability company, 7315 Wisconsin Avenue, Suite 205, East Bethesda, Maryland 20814.

6. Article 4 of the Articles of Organization, as amended, provides as follows:

The limited liability company is to be managed by a manager or managers and the name(s) and address(es) of such manager(s) of the Company are: K&T Acquisition Corp, a Florida corporation, c/o Burlington Coat Factory, 1830 Route 130, Burlington, New Jersey 08016-3020.

IN WITNESS WHEREOF, this Article of Amendment has been duly executed and is being filed in accordance with Section 608.411 F.S., this 28th day of May, 2003.

/s/ Andrew M. O’Malley

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 28th day of May, 2003, by Andrew M. O’Malley, as the authorized representative of Bee Ridge Plaza, LLC, a Florida Limited Liability Company, on behalf of the company.

[Notary Seal]	/s/ Sandra F. Day
# DD111496 Expires April 23, 2006

ARTICLES OF ORGANIZATION

OF

BEE RIDGE PLAZA, LLC

ARTICLE 1

The undersigned hereby certifies that he is the authorized representative of the initial members who have associated themselves together for the purpose of becoming a limited liability company under the laws of the State of Florida, providing for the formation, rights, privileges, and immunities of limited liability companies for profit. He further declares that the following Articles shall be the Charter and authority for the conduct of business of such limited liability company.

NAME AND ADDRESS

The name of the limited liability company shall be Bee Ridge Plaza, LLC, and its principal place of business and its mailing address shall be: 7315 Wisconsin Avenue, Suite 205, East Bethesda, MD 20814

ARTICLE 2

PURPOSES AND POWERS

The general nature of the business or businesses to be transacted and which the limited liability company is authorized to transact, in addition to those authorized by the laws of the State of Florida, and the powers of the limited liability company, shall be as follows:

1. To engage in any activity or business authorized under Florida Statutes.

2. In general, to carry on any and all incidental business; to have and exercise all the powers conferred by the laws of the State of Florida, and to do any and all things herein set forth to the same extent as a natural person might or could do.

3. To purchase or otherwise acquire, undertake, carry on, improve, or develop, and all or any of the business, good will, rights, assets, and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this limited liability company is authorized to carry on, pursuant to the provisions of the Articles; and to hold, utilize, and in any manner dispose of the rights and property so acquired

4. To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, or rescind any of such contracts.

5. To exercise all or any of the limited liability company powers, and to carry out all or any of the purposes enumerated herein, otherwise granted or permitted by law, while acting as agent, nominee, or attorney-in-fact for any persons or corporations, and perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, or other entity, and in such capacity or under such arrangement develop, improve, stabilize, strengthen, or extend the property and commercial interest thereof, and to aid, assist, or participate in any lawful enterprise in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the laws of the State of Florida, providing for the formation, rights, privileges, and immunities of limited liability companies for profit.

6. To do everything necessary, proper, advisable, or convenient for the accomplishment of my of the purposes, or the attainment of any of the objectives, or the furtherance of any of the powers herein set forth, either alone or in association with others incidental or pertaining to, or going out of, or connected with its business or powers, provided the same shall not be inconsistent with the laws of the State of Florida.

7. The several clauses contained in this statement of the general nature of the business or businesses to be transacted shall be construed as both purposes and powers of this limited liability company, and statements contained in each clause shall, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause. They shall be regarded as independent purposes and powers.

Nothing herein contained shall be deemed or construed as authorizing or permitting, or purporting to authorize or permit the limited liability company to carry on any business, exercise any power, or do any act which a limited liability company may not, under the laws of the State of Florida, lawfully carry on, exercise, or do.

ARTICLE 3

DURATION

This limited liability company shall have perpetual existence or until dissolved in a manner provided by law, or as provided in the regulations adopted by the members.

ARTICLE 4

MANAGEMENT

The limited liability company is to be managed by a manager or managers and the names and address of the initial manager of the company are: Asset Capital Corporation, LLC, a Delaware limited liability company, 7315 Wisconsin Avenue, Suite 205, East Bethesda, Maryland 20814

ARTICLE 5

MEMBERS.

The initial member of the limited liability company is: Peter C. Minshall, 7315 Wisconsin Avenue, Suite 205, East Bethesda, MD 20814

ARTICLE 6

ADMISSION OF ADDITIONAL MEMBERS

Members shall have the right to admit new members only by unanimous consent. Contributions required of new members shall be determined as of the time of admission to the limited liability company.

A member’s interest in the limited liability company may not be sold or otherwise transferred except with unanimous written consent of the members.

ARTICLE 7

MEMBERS RIGHT TO CONTINUE BUSINESS

Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member, or the occurrence of any other event that terminates the continued membership of a member in the limited liability company, the remaining manners shall have the right to continue the business upon unanimous consent of such remaining members.

ARTICLE 8

INITIAL REGISTERED OFFICE AND REGISTERED AGENT

The Florida street address of the initial registered office of the limited liability company is Carey, O’Malley, Whitaker & Manson, P.A., 712 South Oregon Avenue, City of Tampa, County of Hillsborough, State of Florida 33606-2543, and the name of its initial registered agent at such address is Andrew M. O’Malley.

The undersigned, being the authorized representative of the original members of the limited liability company, hereby certifies that the foregoing constitutes the proposed Articles of Organization of Bee Ridge Plaza, LLC.

Executed by the undersigned at 712 South Oregon Avenue, Tampa, Florida 33606 on May 21, 2003.

/s/ Andrew M. O’Malley

STATE OF FLORIDA

COUNTRY OF HILLSBOROUGH

Before me personally appeared Andrew M. O’Malley, the authorized representative of the members of the above limited liability, who signed the above Articles of Organization as his Free and Voluntary act for the uses and purposes mentioned and set forth therein.

IN WITNESS WHEREOF, I have set my hand and afford my official seal on May 21.

[Notary Seal]	/s/ Nancy R. Barnes

ACCEPTANCE OF REGISTERED AGENT/REGISTERED OFFICE

/s/ Andrew M. O’Malley

5